CRH PUBLIC LIMITED COMPANY

AND

THE BANK OF NEW YORK,

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY SHARES

___________________

Amended and Restated Deposit Agreement

___________________

Dated as of __________, 2006

EMM-CRH Dep and Rec.doc

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ________, 2006, among CRH PUBLIC LIMITED COMPANY, a corporation organized under the laws of the Republic of Ireland (the “Company”), THE BANK OF NEW YORK, a New York banking corporation (the “Depositary”), and all Holders from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and Citibank, N.A. entered into a deposit agreement dated as of July 23, 1986 (the “Original Deposit Agreement” and an amendment to deposit agreement dated as of February 20, 1990 (the “Amendment”) for the purposes set forth in that agreement; the Original Deposit Agreement, as amended by the Amendment, as further amended through the date of this Amended and Restated Deposit Agreement is referred to as the “Existing Deposit Agreement”); and

WHEREAS, pursuant to the terms of the Existing Deposit Agreement, the Company removed Citibank, N.A. as depositary under the Existing Deposit Agreement and appointed the Depositary as successor depositary, and the Depositary has accepted that appointment; and

WHEREAS, the Company and the Depositary now wish to amend and restate the Existing Deposit Agreement pursuant to Section 6.1 of the Existing Deposit Agreement; and

WHEREAS, the Company desires to provide for the deposit of  Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined), for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares.

NOW, THEREFORE, in consideration of the premises, the parties agree that the Existing Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.  DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

Company.

The term “Company” shall mean CRH public limited company, a corporation organized and existing under the laws of the Republic of Ireland, and its successors.

SECTION 1.2

Depositary.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.

SECTION 1.3

Principal Office.

The term “Principal Office”, when used with respect to the Depositary, shall be the principal office of the Depositary at which at any particular time its corporate trust business shall be administered, which, at the date of this Agreement, is located at 101 Barclay Street, New York, New York 10286.

SECTION 1.4

Custodian.

Custodians. The term “Custodian” shall mean, as of the date hereof, the principal Dublin office of the Bank of Ireland, as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.5, as a substitute or an additional custodian or custodians hereunder, as the context shall require and the term “Custodian” shall mean all of them, collectively.

SECTION 1.5

Deliver; Surrender.

(a)

The term “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean  (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b)

The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) book-entry transfer of American Depositary Shares to an account at DTC designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (ii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(c)

The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (iii) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.6

Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

SECTION 1.7

DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.8

Shares.

The term “Shares” shall mean ordinary shares of the Company, including the income shares that are attached to the ordinary shares*, and shall include evidence of rights to receive Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.9, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.9

Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.6.

SECTION 1.10

Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing certificated American Depositary Shares. A Receipt may evidence any number of American Depositary Shares.

SECTION 1.11

American Depositary Shares.

The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.4 or a change in Deposited Securities covered by Section 4.9 with respect to which additional American Depositary Shares are not delivered, and thereafter American Depositary Shares shall represent the number of Shares or Deposited Securities specified in such Sections.

SECTION 1.12

Holder.

The term “Holder” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary maintained for such purpose.

SECTION 1.13

Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

SECTION 1.14

Dollars.

The term “dollars” shall mean United States dollars.

SECTION 1.15

Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.16

Securities Exchange Act of 1934.

The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.17

Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.1

Form of Receipts; Transferability of American Depositary Shares.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or a Registrar.  The Depositary shall maintain books on which (x) each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and (y) all American Depositary Shares delivered as hereinafter provided and all registrations of transfer of American Depositary Shares shall be registered.  A Receipt bearing the facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, notwithstanding that such person was not a proper officer of the Depositary on the date of issuance of that Receipt.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder or as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.  The Depositary, notwithstanding any notice to the contrary, may treat the Holder of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of American Depositary Shares unless such holder is the Holder thereof.

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by any person including the Depositary in its individual capacity by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, together with all such certifications as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in such order the number of American Depositary Shares representing the  Shares so deposited. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental agency in the Republic of Ireland, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, request the Company to transfer and record the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3

Delivery of American Depositary Shares.

Upon receipt by a Custodian of a deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Company are open, a proper acknowledgement or other evidence from the Company satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares that are so deliverable. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall deliver  to or upon the order of the person or persons named in the notice delivered to the Depositary, registered in the name or names requested by such person or persons, the number of American Depositary Shares to which such person is entitled, but only upon payment to the Depositary of the fee of the Depositary for the delivery of such American Depositary Shares and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares as provided in Section 5.9.

SECTION 2.4

Transfer of American Depositary Shares; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of American Depositary Shares on its transfer books from time to time, upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall deliver those American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the Holder of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

SECTION 2.5

Surrender of American Depositary Shares and Withdrawal of Shares.

Upon surrender at the Principal Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Holder of those American Depositary Shares shall be entitled to delivery, to him or as instructed, of the number of Deposited Securities at the time represented by those American Depositary Shares.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Holder to execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the number of Deposited Securities represented by the surrendered American Depositary Shares, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by those American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book-entry transfer or otherwise (other than to the Company or its agent as contemplated by Section 4.9), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender of American Depositary Shares or in connection with a sale permitted under Section 3.2, 4.4, 4.13 or 6.2.

SECTION 2.6

Limitations on Delivery, Transfer, Etc. of American Depositary Shares; Suspension of Delivery, Transfer, Etc.

As a condition precedent to the delivery or registration of transfer of any American Depositary Shares or the split-up or combination of any Receipts or the surrender of any American Depositary Shares or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or instructions for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

The delivery of American Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of American Depositary Shares against the deposit of particular Shares may be withheld, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer or the surrender of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.

SECTION 2.7

Lost Receipts, Etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.8

 Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9

[Reserved]

SECTION 2.10

DTC Direct Registration System and Profile Modification System.

(a)

Notwithstanding the provisions of Section 2.4, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the applicable enactment of the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS OF AMERICAN

DEPOSITARY SHARES

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Holder may be required from time to time to file such proof of citizenship, residence or exchange control approval, to provide information relating to the registration on the books of the Company of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations hereunder. The Depositary may withhold the  delivery or registration of transfer of any American Depositary Shares or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval which it receives.

SECTION 3.2

Liability of Holder for Taxes.

If any tax or other governmental charge shall become payable with respect to any Deposited Securities evidenced by any American Depositary Shares, such tax or other governmental charge shall be payable by the Holder of such American Depositary Shares to the Depositary. The Depositary may refuse to effect any transfer of such American Depositary Shares or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such American Depositary Shares  remaining liable for any deficiency.

SECTION 3.3

Warranties on Deposit of Shares.

Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and the issuance of American Depositary Shares in respect thereof.

ARTICLE 4. THE DEPOSITED SECURITIES

SECTION 4.1

Power of Attorney.

Each Holder upon acceptance of American Depositary Shares issued in accordance with the terms hereof, thereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article 4, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

SECTION 4.2

Cash Distributions; Withholding.

Whenever the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Custodian shall, subject to the provisions of Section 4.6, convert such dividend or distribution into dollars and shall remit the amount thus received to the Depositary which shall distribute such amount to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in the Republic of Ireland all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

SECTION 4.3

Distributions Other Than Cash or Shares.

Whenever the Custodian shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.4

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, distribute to the Holders of outstanding American Depositary Shares entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.2. If additional American Depositary Shares are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.5

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights on behalf of the Holders and making the net proceeds available in dollars to the Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders  by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any American Depositary Shares, or otherwise.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders are exempt from registration under the provisions of such Act.

SECTION 4.6

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

SECTION 4.7

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Section 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.8

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.7 and shall mail to the Holders a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement, in a form provided by the Company, that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of the law of the Republic of Ireland and of the Articles of Association of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities evidenced by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company. Upon the written request of a Holder of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the number of Shares or other Deposited Securities represented by such American Depositary Shares in accordance with the instructions set forth in such request.

The Depositary agrees not to vote the Shares or other Deposited Securities except in accordance with instructions it receives from Holders.

SECTION 4.9

Changes Affecting Deposited Securities.

Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.10

Available Information.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission.  Such reports may be inspected and copied at the public reference facilities maintained by the Commission located, at the date of this Deposit Agreement, at 100 F Street, N.E., Washington, DC 20549.

SECTION 4.11

Reports.

The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such reports when furnished by the Company to the Custodian pursuant to Section 5.6.

SECTION 4.12

Lists of Holders.

Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names American Depositary Shares are registered on the transfer books of the Depositary.

SECTION 4.13

Withholding.

Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such American Depositary Shares in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company shall incur any liability to any Holder if, by reason of any provision of any present or future law of the United States or the Republic of Ireland or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.3

Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except that it agrees to use its best judgment and to act in good faith in the performance of its obligations set forth in this Deposit Agreement. The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders (including without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its best judgment and to act in good faith in the performance of its duties set forth in this Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.  Neither the Depositary nor its agent shall be liable to any person for any actions taken by either in reliance upon any written instructions from the Company received pursuant to Section 5.7 hereof.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding American Depositary Shares. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodian.

The Depositary has initially appointed the principal Dublin office of the Bank of Ireland as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary shall, promptly after receiving such notice, appoint a substitute custodian which shall thereafter be the Custodian hereunder. Whenever the Depositary determines, in its discretion, that it is in the best interest of the Holders to do so, it may appoint a substitute or an additional custodian, which shall thereafter be Custodian hereunder. Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Depositary, at the Company’s expense, will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares, and arrange for the mailing, at the Company’s expense, of copies thereof to all Holders.

SECTION 5.7

Issuance of Additional Shares, Etc.

The Company agrees that in the event of any issuance of additional  Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in effect prior to making such dividend or distribution available to the Holders entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover the issuance of such securities.

The Company agrees that it will obtain legal advice as to whether future issuances for cash of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution set forth above), are such as to make it necessary for a Registration Statement under the Securities Act of 1933 covering such securities to be in effect. If being advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or direct the Depositary to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such act.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.8

Indemnification.

The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian due to the negligence or bad faith of either the Depositary or the Custodian.

SECTION 5.9

Charges of Depositary.

The Company agrees to pay the fees and out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.4), or by Holders, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.6, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2.

ARTICLE 6. AMENDMENT AND TERMINATION

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the delivery of American Depositary Shares and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding American Depositary Shares until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding American Depositary Shares. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of American Depositary Shares to surrender such American Depositary Shares and receive therefor the Deposited Securities represented thereby.

SECTION 6.2

Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for American Depositary Shares  surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of American Depositary Shares which have not theretofore been surrendered. After making  such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7. MISCELLANEOUS

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Holders and Parties; Binding Effect.

The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of American Depositary Shares.

SECTION 7.5

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to CRH public limited company, 42 Fitzwilliam Square, Dublin 2, Ireland, Attention: Company Secretary, or to any other address which the Company may specify in writing.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: ADR Department, or to any other address which the Depositary may specify in writing.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, CRH PUBLIC LIMITED COMPANY and THE BANK OF NEW YORK. have duly executed this agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

CRH PUBLIC LIMITED COMPANY

By:

Name:

Title:

THE BANK OF NEW YORK

By:

Name:

Title:

EXHIBIT A

Number ____

_____

AMERICAN DEPOSITARY

SHARES (EACH REPRESENTING

ONE SHARE)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES,

 INCLUDING THE ATTACHED INCOME SHARES*, OF

CRH PUBLIC LIMITED COMPANY

(Incorporated under the laws of the Republic of Ireland)

THE BANK OF NEW YORK, a New York banking corporation, as Depositary (the “Depositary”), hereby certifies that ______________ is the owner of______________ American Depositary Shares, representing deposited ordinary shares of €0.34 each, including the attached income shares* (“Shares”), or evidence of rights to receive Shares, of CRH public limited company, a corporation organized under the laws of the Republic of Ireland (the “Company”). At the date of the Deposit Agreement, each American Depositary Share represents one Share deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which, at the date of execution of the Deposit Agreement, is the principal Dublin office of the Bank of Ireland.

* One income share is tied to each ordinary share and may only be transferred or otherwise dealt with in conjunction with that ordinary share.

(1)

The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of ___________, 2006 (the “Deposit Agreement”), by and among the Company, the Depositary and all Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such  Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the principal office of the Depositary and at the office of the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

(2)

Surrender of American Depositary Shares and Withdrawal of  Shares. Upon surrender at the Principal Office of the Depositary of American Depositary Shares, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder of those American Depositary Shares is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by those American Depositary Shares. Delivery of such Deposited Securities may be made by the delivery of certificates or other appropriate evidence of title to the order of the Holder hereof or as ordered by him or by the delivery of certificates or other appropriate evidence of title endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of  Shares or other Deposited Securities for such delivery at the corporate trust office of the Depositary in the Borough of Manhattan, The City of New York (the “Principal Office”) shall be at the risk and expense of the Holder surrendering American Depositary Shares.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book-entry transfer or otherwise (other than to the Company or its agent as contemplated by Section 4.9 of the Deposit Agreement), or otherwise permit Shares to be withdrawn from the facility created by the Deposit Agreement, except upon the surrender of American Depositary Shares or in connection with a sale permitted under Section 3.2, 4.4, 4.13 or 6.2 of that Agreement.

(3)

Transfers of American Depositary Shares; Split-ups and Combinations of Receipts. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of American Depositary Shares on its transfer books from time to time, upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of that Agreement), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall deliver those American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of the name number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the name number of certificated American Depositary Shares.

(4)

Liability of Holder For Taxes. If any tax or other governmental charge shall become payable with respect to any American Depositary Shares or any Deposited Securities represented thereby, such tax or other governmental charge shall be payable by the Holder to the Depositary. The Depositary may refuse to effect any registration of transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented thereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder thereof remaining liable for any deficiency.

(5)

Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of American Depositary Shares.

(6)

Charges of Depositary. The Company agrees to pay the fees and out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.4 of the Deposit Agreement), or by Holders, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.6 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.4 or 4.5 of that Agreement and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2 of that Agreement.

(7)

[Reserved]

(8)

Title to Receipts. American Depositary Shares evidenced by a Receipt, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.  The Depositary, notwithstanding any notice to the contrary, may treat the Holder of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of American Depositary Shares unless such holder is the Holder thereof.

(9)

Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or a Registrar.

(10)

 Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission.  Such reports may be inspected and copied at the public reference facilities maintained by the Commission located, at the date of this Deposit Agreement, at 100 F Street, N.E., Washington, DC 20549.

(11)

Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary in respect of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders  entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders entitled thereto. If additional American Depositary Shares are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any American Depositary Shares, or otherwise.

(12)

Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

(13)

Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares, the Depositary shall, as soon as practicable after fixing a record date for determining the record Holders entitled to give instructions for the exercise of voting rights, mail to the Holders a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities evidenced by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the Deposited Securities evidenced by such American Depositary Shares in accordance with such instructions. The Depositary agrees not to vote the Shares or other Deposited Securities except in accordance with instructions received from the Holders.

(14)

Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion.  In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

(15)

Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Principal Office any reports and communications received, including any proxy soliciting material, from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of American Depositary Shares and their transfer which at all reasonable times will be open for inspection by the Company and Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

(16)

Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders entitled thereto.

(17)

Liability of the Company and Depositary. Neither the Depositary nor the Company will incur any liability to any Holder if, by reason of any provision of any present or future law of any country or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed, in doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. Neither the Depositary nor its agents shall be liable to any person for any actions taken by either in reliance upon any written instructions from the Company received pursuant to Section 5.7 of the Deposit Agreement.  The Depositary may own and deal in any class of securities of the Company (and its affiliates) and in American Depositary Shares. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

(18)

Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian and the term “Custodian” shall also refer to such substitute or additional custodian.

(19)

Amendment of Deposit Agreement and Receipts. The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the  delivery of American Depositary Shares and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding American Depositary Shares until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding American Depositary Shares. Every Holder of American Depositary Shares at the time any amendment so becomes effective shall be deemed, by continuing to hold such American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender American Depositary Shares and receive therefor the Deposited Securities represented hereby.

(20)

Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days after the Depositary shall have resigned, a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of American Depositary Shares, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for American Depositary Shares surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter, hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of American Depositary Shares not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.